EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of the 15th day of September, 1997 between Princeton Media Group, Inc., a Canadian corporation (the "Company"), and Hugo Barreca, an individual resident of Brooklyn, New York (the "Employee").

                                   WITNESSETH:

      WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

      WHEREAS, it is the desire of the Employee to accept the Company's offer of employment with the Company upon the terms and subject to the conditions set forth herein.

      NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

      1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in Section 2 hereof (the "Period of Employment").
The Employee represents and warrants that he is not party to any agreement, oral or written, which restricts in any way: (a) his ability to perform his obligations hereunder; or (b) his right to compete with a previous employer or such employer's business.

      2. Term; Period of Employment. Subject to extension or termination as hereinafter provided, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the one-year anniversary of the Effective Date and may be extended by mutual agreement of the parties for additional one-year terms (the "Renewal Period"). The phrase "Period of Employment" as used herein shall, unless otherwise indicated, specifically include any extensions permitted hereunder or provided herein, except as otherwise noted.

      3.    Office and Duties.  During the Period of Employment:

            (a) the Employee shall be employed as the Chief Financial Officer of the Company with the responsibilities reasonably prescribed for such position by the Board of Directors of the Company (the "Board of Directors") in accordance with the Bylaws;

            (b) the Employee shall devote full time to the business and affairs of the Company except for vacations, illness or incapacity, as hereinafter set forth. In consideration of such employment, the Employee agrees that he shall not, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, engage in any trade or business activity or pursuit for his own account or for, or on behalf of, any other person, firm, corporation, business organization or other entity, if such activity competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder;

            (c) the Employee shall report only to the Chairman, President, and/or Chief Executive Officer of the Company; and

            (d) the Employee shall be entitled to vacation time of four weeks per year.

      4. Compensation and Benefits. In exchange for the services rendered by the Employee pursuant hereto during the Period of Employment, the Employee shall be compensated as follows:

            (a) Compensation. The Company shall pay the Employee compensation equal to One Hundred Fifty Thousand Dollars ($150,000) per annum ("Annual Compensation") at a rate of Twelve Thousand Five Hundred Dollars ($12,500) per month ("Monthly Compensation"). Such salary shall be payable in accordance with the customary payroll practices of the Company.

            (b) Withholding and Employment Tax. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

      5. Business Expenses. The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, provided that the same are previously authorized by the Company, in accordance with such procedures as the Company may from time to time establish for employees and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

      6. Disability. The Company shall provide the Employee with substantially the same disability insurance benefits as those, if any, currently being provided by the Company, if any, for similar employees. Such benefits shall commence on the effective date of this Agreement.

      7. Death. The Company shall provide the Employee with substantially the same life insurance benefits as those currently being provided by the Company for similar employees, if any. Such benefits shall commence on the effective date of this Agreement. In the event of the Employee's death, the obligation of the Company to make payments pursuant to Section 4 hereof shall cease as of the date of such Employee's death and the Company shall pay to the estate of the Employee any amount due to the Employee under Sections 4 and 5 which has accrued up to the date of death.

      8. Other Benefits. The Employee shall be entitled to participate in fringe benefit, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age and other qualifications make him eligible to participate commensurate with participation by other employees of the Company, subject to the rules and regulations applicable thereto, and with respect to non-standard benefits such as deferred compensation plans, only if such participation is determined by the Board of Directors in its sole discretion. Such additional benefits may include, but not be limited to, paid sick leave and individual health insurance (all in accordance with the policies of the Company) and professional dues and association memberships. Such benefits shall commence on the effective date of this Agreement.

      9. Termination of Employment. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

            (a) By the Company, in the event of the Employee's death or Disability or for "Just Cause." "Just Cause" shall be defined to be limited to:

                   (i)        theft, embezzlement or fraud by Employee;

                   (ii) any of the following which continues unremedied for two months' after written notice to Employee by Company:

                        (A) other gross misconduct or gross dishonesty by Employee which, in the opinion of the Company's Board of Directors jeopardizes the Company or Employee's ability to perform in accordance with the terms hereof;

                        (B) Employee's willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any material breach by Employee of this Agreement;

                        (C) prolonged or repeated absence from duty without the consent of the Company (for reasons other than the Employee's health or incapacity).

In the event of termination due to the Employee's death, the Employee's employment hereunder shall be deemed terminated as of the date of death. In the event of termination pursuant to subsection (i) above, the Employee's employment hereunder shall be deemed terminated as of the date of written notice by the Company to the Employee of the event or circumstance which constitutes "Just Cause," and such notice shall be given within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause."

The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, a material portion of his duties or obligations under this Agreement for a period of ninety (90) consecutive days in any 365-day period. The Board of Directors shall determine whether and when the Disability of the Employee has occurred and such determination shall not be arbitrary or unreasonable. The Company shall give the Employee three months' notice in the event of termination due to Disability.

            (b) By the Employee, upon four months' written notice to the Company.

      10. Non-Competition. Notwithstanding any earlier termination, during the Period of Employment and thereafter for the lesser of two (2) years, or a length of time equal to the actual length of the Period of Employment:

            (a) the Employee shall not, anywhere in North America directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in any field which at the time of termination is competitive with the business or is in substantially the same business as the Company or any affiliate, subsidiary or division thereof (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity. For purposes hereof, "competitive with the business or in substantially the same business" shall be limited to the business of publishing (whether print, electronic, or other medium utilized by the Company or any affiliate, subsidiary or division thereof) in any of the particular niche areas in which the Company engages or has engaged in during the term of employment hereunder, in publishing;

            (b) the Employee shall not: (i) solicit or induce any employee of the Company to terminate his employment or otherwise leave the Company's employ; or (ii) contact or solicit any clients or customers of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity.

PROVIDED, however, that none of the provisions of this Section 10 shall apply in the event of termination of this Agreement or of the Period of Employment which constitutes a breach by the Company of the terms of this Agreement.

      11. Confidential Information. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the field of advertising, marketing and interactive Internet solutions. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies.
By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement:

            (a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all creations, designs, inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during or before the term hereof (commencing with the date of the Employee's engagement as a consultant to the Company) which: (i) relate to methods, apparatus, designs, products, processes or devices created, promoted, marketed, distributed, sold, leased, used, developed, relied upon or otherwise provided by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof.
Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications relating to any of the foregoing and, as to copyrightable material, to obtain copyright thereon; and

            (b) Notwithstanding any earlier termination, during the Period of Employment and for a period of one (1) year thereafter, the Employee shall, except as otherwise required by or compelled by law, keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within twenty-four (24) hours of such termination or demand.

      12. Reasonableness of Restrictions. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof, and are reasonable and valid.

      13. Reformation of Certain Provisions. In the event that a court of competent jurisdiction or an arbitrating authority determines that the non-compete or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court or arbitrating authority may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

      14.   Remedies.  Other than with respect to terminations governed by
Section 9 hereof, and subject to Section 15 below, in the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Employee shall result in irreparable damage and injury to the Company for which the Company may not have any adequate remedy at law. Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof. In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a final settlement requiring payment to the prevailing party; or final judgement.

      15. Certain Provisions; Specific Performance. In the event of a breach by the Employee of the non-competition or confidentiality provisions hereof, such breach shall not be subject to the cure provision of Section 14 above and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled.

      16. Consolidation; Merger; Sale of Assets. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, provided that, the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

      17. Survival. Sections 10 through 15 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise); provided, however, that in the event that the Company ceases to exist and neither an affiliate, subsidiary or division thereof has assumed, at its option, the obligations of the Company hereunder, the Employee shall no longer be bound by the Non-Competition provision set forth in Section 10 hereof.

      18. Mitigation of Damages by Employee not Applicable. Regardless of whether applicable law requires the Employee to mitigate damages in the event of a breach by the Company of this Agreement, the parties hereby agree that the amount of any salary or other compensation received by Employee from any other entity after termination of his employment with the Company shall not offset or mitigate any damages for which the Company is or becomes liable to Employee in connection with such breach.

      19. Severability. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction or an arbitrating authority to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      20. Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

      21. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when
(a) physically delivered, (b) delivered by express mail or other expedited service, or (c) mailed, postage prepaid, via first class mail with simultaneous facsimile transmittal, as follows:

            (a)   To the Company:         Princeton Media Group, Inc.
                                          214 Brazilian Avenue, Suite 300
                                          Palm Beach, Florida  33480
                                          Attention:  President
                                          Fax: (561) 659-0214

                  With an additional copy
                  by like means to:       Fleming & O'Neill, P.C.
                                          255 Washington St., Suite 200
                                          Newton, Massachusetts  02158
                                          Attn: Julia K. O'Neill, Esq.
                                          Fax: (617) 964-1694

            (b)   To the Employee:        Mr. Hugo Barreca
                                          70 Eighth Ave.
                                          Brooklyn, NY 11217
                                          Fax:

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

      22. Assignability. This Agreement shall not be assignable by the Employee, but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any successor in interest.

      23. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

      24. Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

      25. Headings of No Effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      26. Arbitration. In the event of any dispute between the parties to this Agreement regarding the subject matter of this Agreement, such dispute shall be submitted to binding arbitration at New York, New York in accordance with the rules of the American Arbitration Association.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    PRINCETON MEDIA GROUP, INC.


                                    By:   /s/James J. McNamara
                                          James J. McNamara
                                          Chairman


                                    THE EMPLOYEE


                                    /s/Hugo Barreca
                                    Hugo Barreca